Exhibit 99.1

Health In Tech Announces Voluntary Extension of Lock-Up Period

Stuart, FL., December 2, 2025 /PRNewswire/ — Health In Tech (Nasdaq: HIT), an Insurtech platform company backed by third-party AI technology, today announced that its executive management team, vice presidents across functions, and Board of Directors have voluntarily agreed to extend the lock-up restrictions on all shares they hold for an additional six months beyond the original twelve-month lock-up established at the time of the Company’s final prospectus issued in connection with its initial public offering on December 20, 2024.

Under this voluntary extension, all shares held by Health In Tech’s current executive officers and Board of Directors will remain restricted from sale or transfer until June 20, 2026.

“Our leadership team remains highly committed to the long-term growth of Health In Tech,” said Tim Johnson, CEO of Health In Tech. “By choosing to extend their lock-up period, our executives are demonstrating confidence in the Company’s outlook and our ongoing initiatives in technology, underwriting automation, and market expansion.”

Health In Tech completed its IPO in December 2024, raising gross proceeds of $9.2 million. The Company has since continued to invest in system enhancements, broaden its distribution network, and expand its service offerings across the self-funded healthcare ecosystem.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech’s actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech’s control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech’s operations, results of operations, growth strategy and liquidity.

About Health In Tech

Health In Tech (Nasdaq: “HIT”) is an Insurtech platform company backed by third-party AI technology, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs. Learn more at healthintech.com.

Investor Contact

Investor Relations:
ir@healthintech.com